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$492,400,000

BEST BUY CO., INC.

Convertible Debentures Due June 27, 2021

REGISTRATION RIGHTS AGREEMENT

    June 27, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
c/o	Credit Suisse First Boston Corporation Eleven Madison Avenue New York, New York 10010-3629

Ladies and Gentlemen:

    Best Buy Co., Inc., a Minnesota corporation (the "Company"), proposes to issue and sell to Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Purchasers"), upon the terms set forth in a purchase agreement dated June 22, 2001 (the "Purchase Agreement"), $492,400,000 initial aggregate principal amount at maturity of its Convertible Debentures due June 27, 2021 (the "Debentures"), to be guaranteed (the "Guarantees") by each of the Guarantors (as defined below). The Debentures will be issued pursuant to an Indenture, dated as of June 27, 2001 (the "Indenture"), among the Company, each of the subsidiary Guarantors party thereto (the "Guarantors" and, collectively with the Company, the "Best Buy Companies") and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee"). Under the terms of the Indenture, the Debentures are convertible, in whole or in part, into shares of the Company's common stock, par value $0.10 (the "Conversion Shares", and together with the Debentures and the Guarantees, the "Securities"). As an inducement, the Best Buy Companies agree with the Purchasers, for the benefit of the holders of the Debentures (including, without limitation, the Purchasers), the Conversion Shares and the Guarantees (collectively the "Holders"), as follows:

      1.  Shelf Registration.  (a) The Best Buy Companies shall promptly (but in no event more than 90 days of the First Closing Date (as defined in the Purchase Agreement) such 90th day being a "Filing Deadline") use their reasonable efforts to file with the Securities and Exchange Commission (the "Commission") and thereafter use their reasonable efforts to cause to be declared effective no later than 180 days after the First Closing Date (such 180th day being an "Effectiveness Deadline") a registration statement (the "Registration Statement") on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of the Transfer Restricted Securities (as defined herein) by the Holders thereof from time to time in accordance with the methods of distribution set forth in the Registration Statement and Rule 415 under the Securities Act (hereinafter, the "Shelf Registration"); provided, however, that no Holder (other than a Purchaser) shall be entitled to have the Securities held by it covered by such Registration Statement unless such Holder agrees in writing to be bound by all the provisions of this Agreement applicable to such Holder. "Transfer Restricted Securities" means each Security until (i) the date on which such Security has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement or (ii) the date on which such Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

  (b)
  The Best Buy Companies shall use their reasonable efforts to keep the Registration Statement continuously effective in order to permit the prospectus included therein, as the same may be amended or supplemented from time to time (the "Prospectus"), to be lawfully delivered by the Holders of the relevant Securities, for a period of two years from the date of its effectiveness or such shorter period that will terminate at the earlier of the time when all the Securities covered by the Registration Statement (i) have been sold pursuant thereto or (ii) are no longer restricted securities (as defined in Rule 144 under the Securities Act) (in any such case, such period being called the "Shelf Registration Period"). The Best Buy

    Companies shall be deemed not to have used their reasonable efforts to keep the Registration Statement effective during the Shelf Registration Period if they voluntarily take any action that they know will or is reasonably likely to result in Holders of Securities covered thereby not being able to offer and sell such Securities during the Shelf Registration Period, unless such action is required by applicable law.

  (c)
  Notwithstanding any other provisions of this Agreement to the contrary, the Best Buy Companies shall cause the Registration Statement and the Prospectus and any amendment or supplement thereto, as of the effective date of the Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Best Buy Companies shall not be liable for any Holder Information (as defined in Section 4(a)).

      2.  Registration Procedures.  In connection with the Shelf Registration contemplated by Section 1 hereof the following provisions shall apply:

  (a)
  The Best Buy Companies shall (i) furnish to each Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement and each amendment thereof and each supplement, if any, to the Prospectus and, in the event that a Purchaser (with respect to any portion of an unsold allotment from the original offering of the Debentures) is participating in the Registration Statement, the Best Buy Companies shall use their reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as such Purchaser reasonably may propose and deliver to the Company at least two business days prior to the filing of such document with Commission, provided, however, that the Best Buy Companies shall not be required to include in any document any statements that in the reasonable opinion of counsel for the Best Buy Companies are not required by applicable law; and (ii) subject to paragraph (l) of this Section 2, include the names of the Holders who propose to sell Securities pursuant to the Registration Statement as selling securityholders and who have returned to the Company a properly completed and signed Selling Security Notice and Questionnaire in the form of Annex A to the Best Buy Companies' Offering Circular dated June 22, 2001 relating to the Debentures (each a "Notice Holder").

  (b)
  The Best Buy Companies shall give notice to the Purchasers and the Notice Holders of the Securities (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made, if appropriate):

  (i)
  when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

  (ii)
  of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information related thereto;

  (iii)
  of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

  (iv)
  of the receipt by the Best Buy Companies or its legal counsel of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

    (v)
    of (A) the occurrence or existence of any pending corporate development with respect to the Best Buy Companies or (B) the happening of any event, including, without limitation, any event resulting in a Deferral Period (as defined below), that requires the Best Buy Companies to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

      If the Best Buy Companies shall be required to suspend the use of the Prospectus pursuant to clauses (ii)-(v) above, the Company shall give notice to the Notice Holders that the availability of the Shelf Registration Statement is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Transfer Restricted Securities pursuant to the Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus provided for in Section 2(h), or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Best Buy Companies will use their reasonable efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clauses (ii), (iii) and (iv) above, as promptly as is practicable, (y) in the case of clause (v)(A) above, as soon as, in the sole judgment of the Company, public disclosure of such development would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (z) in the case of clause (v)(B)) above, as soon as, in the discretion of the Best Buy Companies, such suspension is no longer appropriate. The periods during which the availability of the Registration Statement and the Prospectus is suspended (each a "Deferral Period") shall, without the Best Buy Companies incurring any obligation to pay Additional Interest pursuant to Sections 5(a) and (b), not exceed forty-five (45) days in the aggregate in any three (3) month period or one hundred twenty (120) days in the aggregate in any twelve (12) month period.

  (c)
  The Best Buy Companies shall make every reasonable effort during the Shelf Registration Period to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

  (d)
  The Best Buy Companies shall furnish to each Holder of Securities included within the coverage of the Shelf Registration, without charge, one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

  (e)
  The Best Buy Companies shall, during the Shelf Registration Period, deliver to each Holder of Securities included within the coverage of the Shelf Registration, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement as such person may reasonably request. The Best Buy Companies consent, subject to the provisions of this Agreement, to the use of the Prospectus by each of the selling Holders of the Securities in connection with the offering and sale of the Securities covered by the Prospectus.

  (f)
  Prior to any public offering of the Securities pursuant to any Registration Statement, the Best Buy Companies shall register or qualify or cooperate with the Holders of the Securities included therein and their respective counsel in connection with the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Holder of the Securities reasonably requests in writing and do any and all other reasonable acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by such Registration Statement; provided, however, that the Best Buy Companies shall not be required to (i) qualify generally to do business in any jurisdiction where they are not then so qualified, (ii) qualify as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Agreement, or (iii) take any action which would subject them to general service of process or to taxation in any jurisdiction where they are not then so subject.

  (g)
  The Best Buy Companies shall cooperate with the Holders of the Securities to facilitate the timely preparation and delivery of certificates representing the Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Securities pursuant to such Registration Statement.

  (h)
  Upon the occurrence of any event contemplated by clauses (ii) through (v) of Section 2(b) above during the Shelf Registration Period, the Best Buy Companies shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related Prospectus and any other required document so that, as thereafter delivered to Holders of the Securities or purchasers of Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than Holder Information (as defined below). If the Best Buy Companies notify the Purchasers and the Holders of the Securities in accordance with paragraphs (ii) through (v) of Section 2(b) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Purchasers and the Holders of the Securities shall suspend use of such Prospectus, and the period of effectiveness of the Registration Statement provided for in Section 1 above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when the Purchasers and the Holders of the Securities shall have received such amended or supplemented Prospectus pursuant to this Section 2(h).

  (i)
  Not later than the effective date of the applicable Registration Statement, the Company will provide a CUSIP number for the Debentures and the Conversion Shares registered under the Registration Statement and provide the Trustee with printed certificates for the Debentures in a form eligible for deposit with The Depository Trust Company.

  (j)
  The Best Buy Companies will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Best Buy Companies' first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

  (k)
  The Best Buy Companies shall cause the Indenture to be qualified under the Trust Indenture Act of 1939 as amended (the "Trust Indenture Act"), in a timely manner and containing such changes, if any, as shall be necessary for such qualification. In the event that such qualification would require the appointment of a new trustee under the Indenture, the Best Buy Companies shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

  (l)
  The Best Buy Companies may require each Holder of Securities to be sold pursuant to the Registration Statement to furnish to the Best Buy Companies such information regarding the Holder and the distribution of the Securities as the Best Buy Companies may from time to time reasonably require for inclusion in the Registration Statement, and the Best Buy Companies may exclude from such registration the Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

  (m)
  The Best Buy Companies shall enter into such customary agreements (including, if requested, an underwriting agreement in customary form) and take all such other reasonable action, if any, as any Holder of the Securities shall reasonably request in order to facilitate the disposition of the Securities pursuant to any Shelf Registration.

  (n)
  The Best Buy Companies shall (i) make reasonably available for inspection by the Holders of the Securities, any underwriter participating in any disposition pursuant to the Registration Statement (an "Underwriter") and any attorney, accountant or other agent retained by the Holders of the Securities or any Underwriter all relevant financial and other records, pertinent corporate documents and properties of the Best Buy Companies and (ii) cause the Best Buy Companies' officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Securities or any Underwriter, attorney, accountant or agent in connection with the Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Purchasers and the other parties hereto, by one counsel designated by the Purchasers.

  (o)
  The Best Buy Companies, if requested by any Holder of Securities covered by the Registration Statement, shall cause (i) their counsel(s) to deliver an opinion and updates thereof relating to the Securities in customary form addressed to such Holders and the Managing Underwriters (as defined herein), if any, thereof and dated, in the case of the initial opinion, the effective date of such Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Best Buy Companies; the qualification of the Best Buy Companies to transact business as foreign corporations, limited liability companies or partnerships, as the case may be; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 2(m) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Best Buy Companies; the absence of governmental approvals required to be obtained in connection with the Registration Statement, the offering and sale of the applicable Securities, or any agreement of the type referred to in Section 2(m) hereof; the compliance as to form of such Registration Statement and any documents incorporated by reference therein and of the Indenture with the requirements of the Securities Act and the Trust Indenture Act, respectively; and, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence, to such counsel's (s') knowledge, from such Registration Statement and the Prospectus, as then amended or supplemented, and from any documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act), other than Holder Information; (ii) their authorized officer or officers to execute and deliver all customary documents and certificates and updates thereof reasonably requested by any Underwriters, and (iii) their independent public accountants and the independent public accountants with respect to any other entity for which financial information is provided in the Registration Statement to provide to the selling Holders of the applicable Securities and any Underwriter a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72.

  (p)
  The Best Buy Companies will use their reasonable efforts to (a) if the Securities have been rated prior to the initial sale of such Securities, confirm such ratings will apply to the Securities covered by the Registration Statement, or (b) if the Securities were not previously rated, cause the Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by Holders of a majority in initial aggregate principal amount at maturity of Debentures covered by the Registration Statement, or by the Managing Underwriters, if any.

  (q)
  In the event that any broker-dealer registered under the Exchange Act shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Conduct Rules (the "Rules") of the National Association of Securities Dealers, Inc. ("NASD")) thereof, whether as a Holder of such Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Best Buy Companies will use their reasonable efforts to assist such broker-dealer in complying with the requirements of such Rules, including, without limitation, by (i) if such Rules, including Rule 2720, shall so require, engaging a "qualified independent underwriter" (as defined in Rule 2720) to participate in the preparation of the Registration Statement relating to such Securities, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities, (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of Underwriters provided in Section 4 hereof and (iii) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules.

  (r)
  The Best Buy Companies shall use their reasonable efforts to take all other steps necessary to effect the registration of the Securities covered by the Registration Statement contemplated hereby.

  (s)
  The Company shall cause each Additional Guarantor (as defined in the Indenture) upon the creation or acquisition by the Company of such Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Annex A and to deliver such counterpart, together with an opinion of counsel as to the enforceability thereof against such entity, to the Purchasers no later than five business days following the execution thereof.

      3.  Registration Expenses.  All expenses incident to the Best Buy Companies' performance of and compliance with this Agreement will be borne by the Best Buy Companies, regardless of whether the Registration Statement is ever filed or becomes effective, including without limitation;

    (i)
    all registration and filing fees and expenses;

    (ii)
    all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

    (iii)
    all expenses of printing, messenger and delivery services and telephone;

    (iv)
    all fees and disbursements of counsel for the Best Buy Companies;

    (v)
    all application and filing fees in connection with listing the Securities on a national securities exchange; and

    (vi)
    all fees and disbursements of independent certified public accountants of the Best Buy Companies (including the expenses of any special audit and comfort letters required by or incident to such performance).

    The Best Buy Companies will bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Best Buy Companies.

      4.  Indemnification.  (a) The Best Buy Companies agree, jointly and severally, to indemnify and hold harmless each Holder of the Securities and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each Holder and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Securities) to which each Indemnified Party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Best Buy Companies shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Best Buy Companies by or on behalf of such Holder specifically for inclusion therein (such information being referred to herein as "Holder Information"), and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus relating to the Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased the Securities concerned, to the extent that a Prospectus relating to such Securities was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Securities to such person, a copy of the final Prospectus if the Best Buy Companies had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Best Buy Companies may otherwise have to such Indemnified Party. The Best Buy Companies shall also, jointly and severally, indemnify Underwriters, their officers and directors and each person who controls such Underwriters within the meaning of the Securities Act or the Exchange Act to the same extent as provided above with respect to the indemnification of the Holders of the Securities if requested by such Holders.

  (b)
  Each Holder of the Securities, severally and not jointly, will indemnify and hold harmless the Best Buy Companies and each person, if any, who controls any of the Best Buy Companies within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Best Buy Companies or any such controlling persons may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to the Shelf Registration, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with Holder information pertaining to such Holder; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Best Buy Companies for any legal or other expenses reasonably incurred by the Best Buy Companies or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Best Buy Companies or any of their controlling persons.

  (c)
  Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 4, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party, which consent shall not be unreasonably withheld or delayed), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

  (d)
  If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Securities, pursuant to the Shelf Registration, or (ii) if allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Best Buy Companies on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 4(d), the Holders of the Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Securities pursuant to the Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Best Buy Companies within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Best Buy Companies.

  (e)
  The agreements contained in this Section 4 shall survive the sale of the Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

      5.  Additional Interest Under Certain Circumstances.  (a) Additional interest (the "Additional Interest") with respect to the Debentures and the Conversion Shares, as the case may be, shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (iii) below being herein called a "Registration Default"):

    (i)
    If the Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline;

    (ii)
    If the Registration Statement has not been declared effective by the Commission by the Effectiveness Deadline; or

    (iii)
    If the Registration Statement has been declared effective by the Commission but (A) such Registration Statement thereafter ceases to be effective or (B) such Registration Statement or the Prospectus ceases to be usable in connection with resales of Transfer Restricted Securities during the Shelf Registration Period because either (1) any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) it shall be necessary to amend the Registration Statement or supplement the Prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder.

  Each of the foregoing will constitute a Registration Default whatever the reason for any such event and whether it is voluntary or involuntary, or is beyond the control of the Best Buy Companies or pursuant to operation of law or as a result of any action or inaction by the Commission.

    Additional Interest shall accrue on the Debentures (or on the Conversion Shares, after conversion of the Debentures) from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, (A) at a rate of 0.25% per annum for the first 90-day period after the incurrence of a Registration Default and (B) at a rate of 50% per annum thereafter (the "Additional Interest Rate"). Notwithstanding the foregoing, no Additional Interest shall accrue or be payable as to any Debentures or Conversion Shares from and after the earlier of (x) the date such Securities are no longer Transfer Restricted Securities and (y) the expiration of the Shelf Registration Period.

  (b)
  A Registration Default referred to in Section 5(a)(iii) hereof shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the Prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to the Registration Statement to incorporate annual audited financial information with respect to the Best Buy Companies where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the Prospectus or (y) other material events, with respect to the Best Buy Companies that would need to be described in the Registration Statement or the Prospectus and (ii) in the case of clause (y), the Best Buy Companies are proceeding promptly and in good faith to amend or supplement the Registration Statement and Prospectus to describe such events; provided, however, that in any case, if such Registration Default occurs for a continuous period in excess of 30 days, Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured.

  (c)
  Any amounts of Additional Interest due pursuant to Section 5(a) will be payable with respect to the Debentures and the Conversion Shares issued upon conversion of the Debentures in cash on the regular interest payment dates with respect to the Debentures. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest Rate by the Issue Price (as defined in the Indenture) of the Debentures (or in the case of Conversion Shares, the Issue Price of the Debentures converted into such Conversion Shares) and further multiplied by a fraction, the numerator of which is the number of days such Additional Interest Rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

      6.  Rules 144 and 144A.  The Best Buy Companies shall use their reasonable efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act in a timely manner and, if at any time the Best Buy Companies are not required to file such reports, they will, upon the request of any Holder of Securities, make publicly available such other information so long as necessary to permit sales of their Securities pursuant to Rules 144 and 144A under the Securities Act. The Best Buy Companies covenant that they will take such further action as any Holder of Debentures may reasonably request, all to the extent required from time to time to enable such Holder to sell Debentures without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4) under the Securities Act). The Best Buy Companies will provide a copy of this Agreement to prospective purchasers of Debentures identified to the Best Buy Companies by the Purchasers upon request. Upon the request of any Holder of Debentures, the Best Buy Companies shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Best Buy Companies to register any of their securities pursuant to the Exchange Act.

      7.  Underwritten Registrations.  Holders of at least 25% in initial aggregate principal amount at maturity of the Transfer Restricted Securities (in the case of Conversion Shares, the initial aggregate principal amount at maturity of the Debentures into which such Conversion Shares were converted) may elect to have one underwritten offering of the Transfer Restricted Securities. If any of the Transfer Restricted Securities covered by the Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering (the "Managing Underwriters") will be selected by the Holders of a majority in initial aggregate principal amount at maturity of such Transfer Restricted Securities (in the case of Conversion Shares, the initial aggregate principal amount at maturity of the Debentures into which such Conversion Shares were converted) to be included in such offering, provided such Managing Underwriters shall have a national reputation and be reasonably acceptable to the Company.

    No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements. The Holders participating in any underwritten offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders to the extent not required to be paid by the Best Buy Companies pursuant to Section 3 hereof.

      8.  Miscellaneous.

      (a)  Remedies.  Each Best Buy Company acknowledges and agrees that any failure by it to comply with its obligations under Section 1 hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce such Best Buy Company's obligations under Section 1 hereof. Each of the Best Buy Companies further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b)  No Inconsistent Agreements.  The Best Buy Companies will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Best Buy Companies' securities under any agreement in effect on the date hereof.

      (c)  Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Best Buy Companies and the written consent of the Holders of a majority in initial aggregate principal amount at maturity of the Securities (in the case of Conversion Shares, the initial aggregate principal amount at maturity of the Debentures into which such Conversion Shares were converted) affected by such amendment, modification, supplement, waiver or consents.

      (d)  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

    (1)
    if to a Holder of the Securities, at the most current address given by such Holder to the Best Buy Companies.

    (2)
    if to the Purchasers:

      c/o Credit Suisse First Boston Corporation
      Eleven Madison Avenue
      New York, NY 10010-3629
      Fax No.: (212) 325-8278
      Attention: Transactions Advisory Group

      With a copy to:

      Milbank, Tweed, Hadley & McCloy LLP
      One Chase Manhattan Plaza
      New York, NY 10005-1413
      Fax No.: (212) 822-5546
      Attention: Arnold B. Peinado, III

    (3)
    if to the Best Buy Companies, to the following address:

      c/o Best Buy Co., Inc.
      7075 Flying Cloud Drive
      Eden Prairie, Minnesota 55344
      Fax No.: (952) 996-4180
      Attention: General Counsel

      With a copy to:

      Robins, Kaplan, Miller & Ciresi, LLP
      2800 LaSalle Plaza
      800 LaSalle Avenue
      Minneapolis, MN 55402
      Fax No.: (612) 339-4181
      Attention: Anne M. Rosenberg

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient's facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

      (e)  Third Party Beneficiaries.  The Holders shall be third party beneficiaries to the agreements made hereunder between the Best Buy Companies, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly as provided herein to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

      (f)  Successors and Assigns.  This Agreement shall be binding upon the Best Buy Companies and its successors and assigns.

      (g)  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (h)  Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (i)  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

      (j)  Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (k)  Securities Held by the Best Buy Companies.  Whenever the consent or approval of Holders of a specified percentage of initial aggregate principal amount at maturity of Securities (in the case of Conversion Shares, the initial aggregate principal amount at maturity of the Debentures into which the Conversion Shares were converted) is required hereunder, Securities held by the Best Buy Companies or their affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      (l)  Submission to Jurisdiction; Waiver of Immunities.  By the execution and delivery of this Agreement, each of the Best Buy Companies (i) submits to the nonexclusive jurisdiction of any federal or state court in the State of New York in any suit or proceeding arising out of or relating to this Agreement, and (ii) agrees that service of process upon the Company shall be deemed in every respect effective service of process upon it in any such suit or proceeding. To the extent that any of the Best Buy Companies may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, such Best Buy Company hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Best Buy Companies a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Purchasers and the Best Buy Companies in accordance with its terms.

BEST BUY CO., INC.
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer and Chief Financial Officer
BBC INSURANCE AGENCY, INC.
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer and Chief Financial Officer
BBC INVESTMENT CO.
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance and Treasurer
BBC PROPERTY CO.
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance and Treasurer
BEST BUY STORES, L.P.
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President

BEST BUY PURCHASING LLC
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President
BESTBUY.COM, INC.
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer
BEST BUY CONCEPTS, INC.
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer
MAGNOLIA HI-FI, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President and Secretary
MUSICLAND STORES CORPORATION
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
THE MUSICLAND GROUP, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President

MEDIA PLAY, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
MG FINANCING SERVICES, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
MLG INTERNET, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
MUSICLAND RETAIL, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
ON CUE, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
REQUEST MEDIA, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President

SUNCOAST GROUP, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
SUNCOAST MOTION PICTURE COMPANY, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
SUNCOAST RETAIL, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
TMG CARIBBEAN, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
TMG-VIRGIN ISLANDS, INC.
By:	/s/ JOSEPH M. JOYCE

	Name:	Joseph M. Joyce
	Title:	Senior Vice President
REDLINE ENTERTAINMENT, INC.
By:	/s/ DARREN R. JACKSON

	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer

The foregoing Registration Rights Agreement
is hereby confirmed and accepted
as of the date first above written.
CREDIT SUISSE FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: CREDIT SUISSE FIRST BOSTON CORPORATION, for the Purchasers

By:	/s/ DAVID N. FRANK

Name: David N. Frank
Title: Director

ANNEX A

Counterpart To Registration Rights Agreement

    The undersigned hereby absolutely, unconditionally and irrevocably agrees (as a "Guarantor") to use its reasonable efforts to include its Guarantee in any Registration Statement required to be filed by the Company and the Guarantors pursuant to the Registration Rights Agreement, dated as of June 27, 2001 (the "Registration Rights Agreement") by and among Best Buy Co., Inc, a Minnesota corporation, the guarantors named therein and Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated; to use its reasonable efforts to cause such Registration Statement to become effective as specified in the Registration Rights Agreement; and to otherwise be bound by the terms and provisions of the Registration Rights Agreement.

    IN WITNESS WHEREOF, the undersigned has executed this Counterpart as of             ,       .

[NAME]
By:

Name:
Title:

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$492,400,000 BEST BUY CO., INC. Convertible Debentures Due June 27, 2021 REGISTRATION RIGHTS AGREEMENT